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                                                                 EXHIBIT 23(a)









                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 28, 1996, except as to the stock dividend described in Note 1 which is as of March 15, 1996, appearing on page F-1 of General Host Corporation's Annual Report on Form 10-K for the year ended January 28, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.






Price Waterhouse LLP
April 25, 1996
Detroit, Michigan